Exhibit 99.1

                                                                    News Release

[SPRINT LOGO]                                                      Sprint Nextel
                                                        2001 Edmund Halley Drive
                                                               Reston, Va. 20191

                                                                  Media Contact:
                                                      Leigh Horner, 703-433-3044
                                                         leigh.horner@sprint.com

                                                               Investor Contact:
                                                       Kurt Fawkes, 800-259-3755
                                                   investor.relations@sprint.com


            SPRINT NEXTEL REPORTS FOURTH-QUARTER SUBSCRIBER RESULTS,
                   ANNOUNCES ACTIONS TO STREAMLINE OPERATIONS


RESTON, Va. - Jan. 18, 2008 - Sprint Nextel Corp. (NYSE: S) today reported wireless subscriber results for the fourth quarter of 2007, announced initial plans to streamline its business as part of an ongoing review of its operations and market approach, and provided an update on its annual assessment of the goodwill recorded on its financial statements.

For the fourth quarter Sprint Nextel reported a net gain of 500,000 subscribers through wholesale channels, growth of 256,000 Boost Unlimited users and net additions of 20,000 subscribers within affiliate channels. These gains were offset by net losses of 683,000 post-paid subscribers and 202,000 traditional pre-paid users.

In the fourth quarter, post-paid churn was 2.3 percent. Compared to the third quarter, improved voluntary churn in both the CDMA and iDEN customer bases was offset by higher involuntary churn. At the end of 2007, Sprint Nextel served a total subscriber base of 53.8 million subscribers including 40.8 million post-paid, 4.1 million traditional pre-paid, 500,000 Boost Unlimited, 7.7 million wholesale and 850,000 subscribers through affiliates.

Anticipating continued downward pressure on subscriber trends, revenues, and profitability in 2008, Sprint Nextel also announced initial plans to streamline the business in coming months. These plans call for job reductions across the company including approximately 4,000 internal positions and reduced utilization of outsourced services and contractors. The company also expects to eliminate more than 4,000 third-party distribution points and to close approximately 125, or 8 percent, of its company-owned retail locations. The company has approximately 20,000 total distribution points, including nearly 1,400 company-owned retail locations.

Sprint Nextel currently expects these actions to reduce its internal and external labor costs by an annualized rate of $700-$800 million by the end of 2008. The employee headcount reductions are expected to be completed in the first half of the year and will include management and non-management positions throughout the company. The company will offer a voluntary separation plan for its employees, and displaced employees will receive separation pay and outplacement and other services. The company expects to record a first-quarter charge for severance costs associated with the workforce reduction.


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Sprint Nextel is currently performing its annual assessment of the goodwill recorded on its financial statements and expects to conclude this process prior to the release of its fourth-quarter earnings report. Given current market conditions, particularly the recent decrease in the company's stock price, Sprint Nextel could determine that it will record a non-cash impairment charge related to goodwill in the fourth quarter 2007. Any such charge would have no affect on either the company's current cash balance or future cash flows.

Sprint Nextel currently expects to announce fourth-quarter and full-year 2007 results on Feb. 28.

About Sprint Nextel

Sprint Nextel offers a comprehensive range of wireless and wireline communications services bringing the freedom of mobility to consumers, businesses and government users. Sprint Nextel is widely recognized for developing, engineering and deploying innovative technologies, including two robust wireless networks serving approximately 54 million customers at the end of 2007; industry-leading mobile data services; instant national and international walkie-talkie capabilities; and a global Tier 1 Internet backbone. For more information, visit www.sprint.com.

Safe Harbor

This news release includes "forward-looking statements" within the meaning of the securities laws. The statements in this new release related to the workforce reduction, streamlining of distribution points and the annual assessment of goodwill, as well as other statements, that are not historical facts are forward-looking statements. The words "estimate," "project," "forecast," "intend," "expect," "believe," "target," "providing guidance" and similar expressions are intended to identify forward-looking statements. Forward-looking statements are projections reflecting management's judgment and assumptions based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements.

Future performance cannot be assured. Actual results may differ materially from those in the forward-looking statements due to a variety of factors, including, but not limited to: competitive conditions and market acceptance of Sprint Nextel's products and services; the impact of adverse network performance; customer growth and retention; the availability of devices; future results of operations; the timing of various events and the economic environment; and other risks referenced from time to time in Sprint Nextel's filings with the Securities and Exchange Commission, including in the Form 10-K for the year ended December 31, 2006, in Part I, Item 1A, "Risk Factors."

Sprint Nextel believes the forward-looking statements in this press release are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Sprint Nextel is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.